SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

The original 8-K has been amended by this 8-K/A to replace a mistakenly filed Amended and Restated Trust Agreement, Grantor Trust Agreement, Indenture, Servicing Agreement and Administration Agreement.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

BEAR STEARNS ASSET BACKED SECURITIES I LLC (as depositor under an Indenture, dated as of February 28, 2006, providing for, inter alia, the issuance of Mortgage-Backed Notes, Series 2006-1)

BEAR STEARNS ASSET BACKED SECURITIES I LLC

(Exact name of registrant as specified in its charter)

Delaware	333-125422	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
383 Madison Avenue New York, New York		10l79
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
3.1
Amended and Restated Trust Agreement, dated as of February 28, 2006, among Bear Stearns Asset Backed Securities I LLC, as Depositor, Wilmington Trust Company, as Owner Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Certificate Paying Agent.

Exhibit No.	Description
4.1
Indenture, dated as of February 28, 2006, among Bear Stearns ARM Trust 2006-1, as Issuing Entity, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Indenture Trustee.

Exhibit No.	Description
99.1
Sale and Servicing Agreement, dated as of February 28, 2006, among Bear Stearns Asset Backed Securities I LLC, as Depositor, Bear Stearns ARM Trust 2006-1, as Issuing Entity, U.S. Bank National Association, as Indenture Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, CSE Mortgage LLC as Sponsor, EMC Mortgage Corporation as Mortgage Loan Seller and Company and CS OT I LLC as Seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Senior Vice President

Dated: July 19, 2006

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

3.1
Amended and Restated Trust Agreement, dated as of February 28, 2006, among Bear Stearns Asset Backed Securities I LLC, as Depositor, Wilmington Trust Company, as Owner Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Certificate Paying Agent.

4.1
Indenture, dated as of February 28, 2006, among Bear Stearns ARM Trust 2006-1, as Issuing Entity, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Indenture Trustee.

99.1
Sale and Servicing Agreement, dated as of February 28, 2006, among Bear Stearns Asset Backed Securities I LLC, as Depositor, Bear Stearns ARM Trust 2006-1, as Issuing Entity, U.S. Bank National Association, as Indenture Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, CSE Mortgage LLC as Sponsor, EMC Mortgage Corporation as Mortgage Loan Seller and Company and CS OT I LLC as Seller.